[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.27.1

AMENDMENT NO. 1 TO

MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 14, 2011 by and between Bank of America, N.A. (“Buyer”) and LoanDepot.com, LLC (“Seller”). This Amendment amends that certain Master Repurchase Agreement by and between Buyer and Seller dated as of December 23, 2009 (the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended to provide for periodic changes to the facility, as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of September 14, 2011, the Agreement is hereby amended as follows:

(a)	The Agreement is hereby amended by inserting the following new Section 3.9 immediately following Section 3.8 thereof:

“3.9	Temporary Modifications.

(a)	Temporary Modification to Aggregate Transaction Limit. From time to time, Seller may request that Buyer agree to a temporary increase or decrease of the Original Aggregate Transaction Limit (a “Temporary Modification to Aggregate Transaction Limit”). In addition to Buyer’s rights under Section 2.2 of this Agreement to reduce the Aggregate Transaction Limit at any time, Buyer shall have the sole and absolute discretion to agree to or decline such request for a Temporary Modification to Aggregate Transaction Limit, in whole or in part, and no agreement to such Temporary Modification to Aggregate Transaction Limit shall be implied from Buyer’s failure to respond to any such request. If Buyer agrees to any such Temporary Modification to Aggregate Transaction Limit, Buyer and Seller shall complete a Confirmation that reflects the agreed upon terms for such Temporary Modification to Aggregate Transaction Limit. Such Temporary Modification to Aggregate Transaction Limit will be effective on the effective date specified in the Confirmation, only upon the execution of such Confirmation by both Buyer and Seller, and such Confirmation, together with the Transactions Terms Letter and this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect thereto. In the event of any conflict between the Transactions Terms Letter, this Agreement and such Confirmation, the terms of the Confirmation shall control with respect to the related Temporary Modification to Aggregate Transaction Limit.

For so long as a Temporary Modification to Aggregate Transaction Limit agreed to as provided in the foregoing paragraph is effective, (i) the Temporary Modification to Aggregate Transaction Limit shall be incorporated into the facility and subject to all of terms of this Agreement, the Transactions Terms Letter and the other Principal Agreements as if part of the initial facility, (ii) the Aggregate Transaction Limit shall include the Temporary Modification to Aggregate

Transaction Limit for all purposes of the Transactions Terms Letter and this Agreement, and (iii) all calculations based on the Aggregate Transaction Limit shall include the Temporary Modification to Aggregate Transaction Limit, including without limitation, Type Sublimits and the Minimum Over/Under Account Balance. Unless otherwise terminated pursuant to this Agreement, the Temporary Modification to Aggregate Transaction Limit shall terminate on the termination date and be subject to any terms specified in the Confirmation. Upon the termination of any Temporary Modification to Aggregate Transaction Limit that has increased the Aggregate Transaction Limit, (i) Seller shall repurchase Purchased Assets in a requisite amount to reduce the total aggregate Transactions outstanding to the Original Aggregate Transaction Limit, and (ii) the aggregate type of Transactions outstanding at such time shall not exceed the applicable Type Sublimit. Seller hereby acknowledges and agrees that it shall maintain a Minimum Over/Under Account Balance in the amount required while such Temporary Modification to Aggregate Transaction Limit was in effect until Seller has reduced the total aggregate Transactions outstanding to the Original Aggregate Transaction Limit.

(b)	Temporary Modification to Minimum Over/Under Account Balance. From time to time, Seller may request that Buyer agree to a temporary increase or decrease of the Original Minimum Over/Under Account Balance (a “Temporary Modification to Minimum Over/Under Account Balance”). Buyer shall have the sole and absolute discretion to agree to or decline such request for a Temporary Modification to Minimum Over/Under Account Balance, in whole or in part, and no agreement to such Temporary Modification to Minimum Over/Under Account Balance shall be implied from Buyer’s failure to respond to any such request. If Buyer agrees to any such Temporary Modification to Minimum Over/Under Account Balance, Buyer and Seller shall complete a Confirmation that reflects the agreed upon terms for such Temporary Modification to Minimum Over/Under Account Balance. Such Temporary Modification to Minimum Over/Under Account Balance will be effective on the effective date specified in the Confirmation, only upon the execution of such Confirmation by both Buyer and Seller, and such Confirmation, together with the Transactions Terms Letter and this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect thereto. In the event of any conflict between the Transactions Terms Letter, this Agreement and such Confirmation, the terms of the Confirmation shall control with respect to the related Temporary Modification to Minimum Over/Under Account Balance.

For so long as a Temporary Modification to Minimum Over/Under Account Balance agreed to as provided in the foregoing paragraph is effective, (i) the Temporary Modification to Minimum Over/Under Account Balance shall be incorporated into the facility and subject to all of terms of this Agreement, the Transactions Terms Letter and the other Principal Agreements as if part of the initial facility, (ii) the Minimum Over/Under Account Balance shall include the Temporary Modification to Minimum Over/Under Account Balance for all purposes of the Transactions Terms Letter and this Agreement, and (iii) all calculations based on the Minimum Over/Under Account Balance shall include the Temporary Modification to Minimum Over/Under Account Balance. Unless otherwise terminated pursuant to the Agreement, the Temporary Modification to Minimum Over/Under Account Balance shall terminate on the termination date specified in the Confirmation. Upon the termination of any Temporary Modification to Minimum Over/Under Account Balance that has decreased the Minimum Over/Under Account Balance, Seller shall deposit funds into the Over/Under Account and maintain such Over/Under Account in accordance with Section 3.5(a) and (b) of this Agreement.

(c)	Temporary Modification to Type Sublimit. From time to time, Seller may request that Buyer agree to a temporary increase or decrease of a Type Sublimit (a “Temporary Modification to Type Sublimit”). Buyer shall have the sole and absolute discretion to agree to or decline such request for a Temporary Modification to Type Sublimit, in whole or in part, and no agreement to such Temporary Modification to Type Sublimit shall be implied from Buyer’s failure to respond to any such request. If Buyer agrees to any such Temporary Modification to Type Sublimit, Buyer and Seller shall complete a Confirmation that reflects the agreed upon terms for such Temporary Modification to Type Sublimit. Such Temporary Modification to Type Sublimit will be effective on the effective date specified in the Confirmation, only upon the execution of such Confirmation by both Buyer and Seller, and such Confirmation, together with the Transactions Terms Letter and this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect thereto. In the event of any conflict between the Transactions Terms Letter, this Agreement and such Confirmation, the terms of the Confirmation shall control with respect to the related Temporary Modification to Type Sublimit.

For so long as a Temporary Modification to Type Sublimit agreed to as provided in the foregoing paragraph is effective, (i) the Temporary Modification to Type Sublimit shall be incorporated into the facility and subject to all of terms of this Agreement, the Transactions Terms Letter and the other Principal Agreements as if part of the initial facility, (ii) the related Type Sublimit shall include the Temporary Modification to Type Sublimit for all purposes of the Transactions Terms Letter and this Agreement, and (iii) all calculations based on the related Type Sublimit shall include the Temporary Modification to Type Sublimit. Unless otherwise terminated pursuant to this Agreement, the Temporary Modification to Type Sublimit shall terminate on the termination date specified in the Confirmation. Upon the termination of any Temporary Modification to Type Sublimit that has increased a Type Sublimit, Seller shall repurchase Purchased Assets subject to such Type Sublimit in order to reduce such Type Sublimit to the original Type Sublimit.”

(b)	Exhibit A to the Agreement is hereby amended by deleting the definition of “Aggregate Transaction Limit” in its entirety and replacing it with the following:

“Aggregate Transaction Limit: The result of (i) the Original Aggregate Transaction Limit, plus or minus (as applicable) (ii) the amount of any Temporary Modification to Aggregate Transaction Limit agreed to by Buyer for so long as such Temporary Modification to Aggregate Transaction Limit is in effect.”

(c)	Exhibit A to the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Confirmation: A confirmation of temporary modification in the form of Exhibit M hereto.

Minimum Over/Under Account Balance: The result of (i) the Original Minimum Over/Under Account Balance, plus or minus (as applicable) (ii) the amount of any Temporary Modification to Minimum Over/Under Account Balance agreed to by Buyer for so long as such Temporary Modification to Minimum Over/Under Account Balance is in effect.

Original Aggregate Transaction Limit: The original maximum aggregate principal amount of Transactions that may be outstanding at any one time, as set forth in the Transactions Terms Letter.

Original Minimum Over/Under Account Balance: The original minimum balance in the Over/Under Account, as set forth in the Transactions Terms Letter.

Temporary Modification to Aggregate Transaction Limit: Shall have the meaning assigned thereto in Section 3.9(a).

Temporary Modification to Minimum Over/Under Account Balance: Shall have the meaning assigned thereto in Section 3.9(b).

Temporary Modification to Type Sublimit: Shall have the meaning assigned thereto in Section 3.9(c).

(d)	The Agreement is hereby amended by inserting a new Exhibit M in the form of Annex I hereto immediately following Exhibit L thereto.

2.	No Other Amendments: Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.	Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of California without regard to any conflicts of law provisions. All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in Los Angeles County, California, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledged and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.	Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

(signature page follows)

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within thirty (30) days after the date hereof.

BANK OF AMERICA, N.A.		LOANDEPOT.COM, LLC

By:		By:

Name:	Rayanthi De Mel	Name:	John Lee

Title:	Assistant Vice President Bank of America, N.A.	Title:	CFO

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT M

FORM OF CONFIRMATION OF TEMPORARY MODIFICATION

(MASTER REPURCHASE AGREEMENT)

LoanDepot.com, LLC

3355 Michelson Drive, Suite #300

Irvine, CA 92612

Attn: John Lee, Chief Financial Officer

Email: jlee@loandepot.com

September 14, 2011

Re:	Temporary Modifications Under the Master Repurchase Agreement, dated as of December 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), between Bank of America, N.A. (“Buyer”) and LoanDepot.com, LLC (“Seller”) and the Transactions Terms Letter, dated as of February 18, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Transactions Terms Letter”; collectively with the Master Repurchase Agreement, the “Agreements”), between Buyer and Seller

Ladies and Gentlemen:

This confirmation (“Confirmation”) sets forth the agreement between Buyer and Seller to temporarily modify the Type Sublimit strictly in accordance with the terms set forth below and the provisions of the Agreements:

Temporary Modification to Type Sublimit – Wet Mortgage Loans: [***]%.

Modified Type Sublimit – Wet Mortgage Loans: [***]%.

Effective date: 09/14/2011

Termination date: 09/26/2011

On and after the effective date indicated above and until the termination date indicated above, the Type Sublimit shall equal the modified Type Sublimit indicated above for all purposes of the Agreements. All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreements, as applicable.

Sincerely,		Agreed to and Accepted by:

BANK OF AMERICA, N.A.		LOANDEPOT.COM, LLC

By:		By:

Name:	Rayanthi De Mel	Name:	John Lee

Title:	Assistant Vice President Bank of America, N.A.	Title:	CFO